NATIONAL CITY MORTGAGE CO.
		    3232 NEWMARK DRIVE
		   MIAMISBURG, OH 45342



	     SERVICER'S ANNUAL CERTIFICATION
       January 1, 1995 through December 31, 1995



Dear Sir/Madam:

The undersigned hereby certifies with respect to each and every mortgage serviced under the Servicing Agreement between Securitized Asset Services Corporation as follows:

1 . There are no outstanding unpaid installments of taxes, special assessments, or insurance unless otherwise reported.

2. There has been no notice of cancellation received for any hazard or other insurance incident to any mortgage, without the Servicer obtaining proper coverage to protect the security interest in the property of Securitized Asset Services Corporation.

3. Private mortgage insurance, as required, remains in full force and effect.

4.     All notices detrimental to Securitized Asset Services
       Corporation security interest have been forwarded to Securitized Asset Services Corporation.

5. All ARM and GPM loan adjustments have been made in accordance with the mortgage terms with timely proper notice provided to the mortgagors as required by the terms of the note and by regulatory guidelines.

6. The needed internal controls are in place to insure that all index changes, made either manually or by automation, reflect the accurate index for that period.

7. All loan documents pertaining mortgage loans are held by National City Bank, Kentucky, our document custodian.

8. All mortgage insurance premiums due under the contract of insurance with the Federal Housing Administration or private mortgage insurance companies have been paid.

9. All FHA 235/265 mortgage loans have been property recertified.

10. Fidelity Bond Coverage and Error's & Omissions Coverage is in full force and effect.

11. A Form 1099 was filed with the Internal Revenue Service for all interest paid to mortgagors over $10.00 on their escrow/impound accounts (IRS Code 6049).

12. A Form 1099-A was filed with the Internal Revenue Service for all Securitized Asset Services Corporation property foreclosure acquisitions and abandonments (IRS Code
       60500).

13. A Form 1099-C was filed with the Internal Revenue Service for all Securitized Asset Services Corporation accounts that had forgiveness of debt.

14. A Form 1098 was filed with the Internal Revenue Service for all Securitized Asset Services Corporation accounts for interest paid by the borrowers in excess of $600.00

15. We have established policies, procedures and responsibilities for comprehensive contingency planning, to minimize financial loss and disruption of service to the institution and its customers and ensure timely resumptions in the event of a disaster.

16. We acknowledge that the institution's contingency plan is reviewed and approved annually by management.

17.  All requirements of Regulation Z have been met.



BY /s/ Patricia A. Maynard
       Patricia A. Maynard
       Vice President



Date:  2/20/96